Exhibit 10.1

BRIDGE LOAN AGREEMENT

THIS BRIDGE LOAN AGREEMENT is made and entered into as of May 20, 2005 by and between First Responder Systems and Technology, LLC (“FRS”, also referred to as the “Company”), a Louisiana limited liability company, and the lenders set forth in Exhibit A (collectively, “Lender”). The Company and Lender hereby agree as follows:

ARTICLE 1

Definitions

Except as otherwise defined in this Agreement, the following terms shall have the respective meanings ascribed to them below:

“Affiliate” means as to any Person, any other Person that directly or indirectly controls, or is under common control with, or is controlled by, such Person.

“Agreement” means this Bridge Loan Agreement.

“Business Day” means any day other than a Saturday, Sunday or any other day on which commercial banks are authorized to be closed in Baton Rouge, Louisiana.

“Change in Control” means any acquisition, by any person or group of the power to elect, appoint or cause the election or appointment of at least a majority of the directors or managers of the Company, through beneficial ownership of the membership interests of the Company or otherwise.

“Code” means the Internal Revenue Code of 1986, as amended, as the same shall be in effect from time to time.

“Conversion of Note” means the conversion of all or part of the Note into Shares in FRS, as described in Section 2.9 of this Agreement.

“Environmental Legal Requirement” means any applicable law, statute or ordinance relating to public health, safety or the environment, including, without limitation, any such applicable law, statute or ordinance relating to releases, discharges or emissions to air, water, land or groundwater, to the withdrawal or use of groundwater, to the use and handling of polychlorinated byphenyls or asbestos, to the disposal, treatment, storage or management of solid or hazardous wastes or Hazardous Substances or crude oil, fractious petroleum, petroleum derivatives or byproducts, or to exposure to toxic or hazardous materials, to the handling, transportation, discharge or release of gaseous or liquid Hazardous Substances and any rule, regulation, order, notice or demand issued pursuant to such law, statute or ordinance, in each case applicable to the property of the Company or any Subsidiary or the operation, construction or modification of any thereof, including, without limitation, the following: the Clean Air Act, the Federal Water Pollution Control Act, the Safe Drinking Water Act, the Toxic Substances Control Act, the Comprehensive Environmental Response Compensation and Liability Act as amended by the Superfund Amendments and Reauthorization Act of 1986, the Solid Waste

Disposal Act, the Resource Conservation and Recovery Act as amended by the Solid and Hazardous Waste Amendments of 1984, the Occupational Safety and Health Act, the Emergency Planning and Community Right-to-Know Act of 1986, and any state statutes addressing similar matters, and any state statute providing for financial responsibility for cleanup or other actions with respect to the release or threatened release of Hazardous Substances or crude oil, fractious petroleum, petroleum derivatives or byproducts and the rules or regulations promulgated thereunder.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Event of Default” has the meaning set forth in Section 7.1 of this Agreement.

“Hazardous Substance” means any hazardous or toxic material, substance or waste, pollutant or contaminant which is regulated under any statute, law, ordinance, rule or regulation of any local, state, regional or federal authority having jurisdiction over the property of the Company or any Subsidiary or its use, including, but not limited to, any material, substance or waste which is: (a) defined as a hazardous substance under Section 311 of the Federal Water Pollution Control Act (33 U.S.C. § 1317) as amended; (b) regulated as a hazardous waste under Section 1004 of the Federal Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.) as amended; (c) defined as a hazardous substance under Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601 et seq.) as amended; or (d) defined or regulated as a hazardous substance or hazardous waste under any rules or regulations promulgated under any of the foregoing statutes.

“Intercreditor Agreement” means that certain Intercreditor Agreement entered into by and among the Company, Lender, and the Administrative Agent specified therein, dated of even date herewith.

“Lien” means (i) any interest in property (whether real, personal or mixed and whether tangible or intangible) which secures an obligation owed to, or a claim by, a person other than the owner of such property, whether such interest is based on the common law, statute or contract, including, without limitation, any such interest arising from a capitalized lease, arising from a mortgage, charge, pledge, security agreement, conditional sale, trust receipt or deposit in trust, or arising from a consignment or bailment given for security purposes, (ii) any encumbrance upon such property which does not secure such an obligation, and (iii) any exception to or defect in the title to or ownership interest in such property, including, without limitation, reservations, rights of entry, possibilities of reverter, encroachments, easements, rights of way, restrictive covenants, licenses and profits a prendre. For purposes of this Agreement, the Company or a Subsidiary shall be deemed to be the owner of any property which it has acquired or holds subject to a capitalized lease or conditional sale agreement or other similar arrangement pursuant to which title to the property has been retained by or vested in some other person for security purposes.

“Loan” means any loan made or to be made by Lender to the Company pursuant to Section 2.1 of this Agreement.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, property, condition (financial or otherwise) of the Company, or (b) the validity or enforceability of this Agreement, the Note, or the rights or remedies of Lender hereunder or thereunder.

“Note” means the promissory note made by the Company to Lender evidencing the Loan, either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or supplanted.

“Noteholder” means Lender or its transferee or transferees.

“Person” includes any individual, a corporation, an association, a partnership, a trust, an estate, a government and any agency or political subdivision thereof, or any other entity.

“Restricted Securities” means the unregistered securities of the Company, which Lender may acquire through the exercise of its option to convert all or part of the Note.

“Securities Act” means the Securities Act of 1933, as amended, and any similar or successor federal statute, and the rules and regulations of the Securities and Exchange Commission thereunder, all as the same shall be in effect from time to time.

“Security Agreement” means that certain Security Agreement entered into by the Company in favor of Lender, dated of even date herewith.

“Shares” means the units of membership interest of the Company.

“Subsidiary” means any entity in which the Company or the Company and another Subsidiary hold interests entitling the Company or such other Subsidiary to control such entity’s Board of Directors or other managing structure.

ARTICLE 2

The Loan

2.1 Application for and Purpose of the Loan. Company has applied to Lender for a loan in the principal amount of $500,000.00 (the “Loan”) to be used for working capital, research and development, and hiring of new employees.

2.2 Loan. Lender agrees to extend the Loan to Company, in the maximum amount of $500,000.00 subject to the terms and conditions of this Agreement and the Note. Company agrees to be bound and obligated under the terms and conditions of this Agreement and the Note.

2.3 Note. The Loan shall be evidenced under the Note, in the form attached as Exhibit B hereto, and this Agreement.

2.4 Payment Date. The Note shall become due one year and one day from the date of the Note (the “Payment Date”).

2.5 Collateral Security. The Company’s obligations under this Agreement and the Note shall be secured by a first position perfected security interest as set forth in the attached Security Agreement.

2.6 Disbursements. Lender shall immediately disburse $100,000.00 to the Company upon the closing of the Loan. The balance of the loan proceeds shall be disbursed upon the following conditions:

(a) $100,000.00 upon the receipt of an indication of interest from a qualified buyer of at least $3 million in debentures of the Company and no sooner than thirty (30) days from the date of the closing.

(b) $100,000.00 upon the filing of a Form D or a registration statement (to the extent that Company proceeds with a registered offering of debentures) with the United States Securities and Exchange Commission with regard to the sale of at least $3 million in debentures and no sooner than sixty (60) days from the date of the closing.

(c) $100,000.00 upon the satisfaction of conditions (a) and (b) and the meeting of cash use and source projections and no sooner than ninety (90) days from the date of the closing.

(d) $100,000.00 upon the satisfaction of conditions (a) and (b) and the meeting of cash use and source projections and no sooner than one hundred twenty (120) days from the date of the closing.

The determination of the satisfaction of the above disbursement conditions shall be made in good faith and upon a reasonable basis by Administrative Agent.

Lender will disburse loan proceeds to the Company within 5 business days of the receipt of a written request for advance in the form of Exhibit D (“Disbursement Request”), completed and signed by Company and counter-signed by Administrative Agent, provided:

(a)	A copy of the Disbursement Request was filed with the Lender at least 5 business days before the disbursement date certifying that all milestones required to be achieved prior to the funding of the requested disbursement have been achieved; and

(b)	No Default or Event of Default is in existence under this Agreement.

2.7 Interest. The Note shall bear interest at an annual rate of eighteen percent (18%). Interest shall be paid on the date the principal is due. Interest on all outstanding principal amounts drawn under the Note shall be calculated based on a 360-day year. In the event the Company fails to make payment in full within ten (10) days of the due date, the Company shall pay to Lender a late payment amount of two (2%) percent of payment then due and owing. In the event any monthly payment is past due for more than ten (10) days, such payment shall bear interest at the annual interest rate of twenty-four (24%) percent from the date due until paid.

2.8 Commitment Fee. The Company agrees to pay to Lender a Commitment Fee in the amount of $15,000.00 in immediately available funds upon Lender’s purchase of the Note.

2.9 Conversion of Note. Lender shall have the option of converting part or the entire Note into Shares in FRS upon the sale or merger of Company or the sale of substantially all of its assets. This conversion right expires upon the payoff of the Note. If the full principal amount of the Note is converted, it will represent 100 Shares of FRS. The conversion price per Share shall be $5,000.00. The conversion rights shall be adjusted in the same manner as set forth in Section 2.11 below in case of any reclassification or change of the outstanding membership interests of the Company or any reorganization of the Company.

2.10 No Offset. All payments by the Company hereunder and under the Note shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Company is compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Company with respect to any amount payable by it hereunder or under the Note, the Company will pay to Lender, on the date on which such amount is due and payable, such an additional amount in dollars as shall be necessary to enable Lender to receive the same net amount which Lender would have received on such due date had no such obligation been imposed upon the Company. The Company will deliver promptly to Lender certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Company hereunder.

2.11. Warrants. The Company shall issue warrants to purchase twenty-eight (28) Shares to Lenders, in the form attached as Exhibit C hereto (the “Warrants”). The Warrants shall expire five years from the date of the closing. The exercise price of the Warrants for fourteen Shares shall be $5,000 per Share and the exercise price for the remaining fourteen Shares shall be $3,000 per Share.

The exercise price shall be adjusted in instances where the Company:

(i) Pays a dividend or makes a distribution with respect to its Shares in Shares or other equity securities of the Company,

(ii) Subdivides its Shares,

(iii) Combines its outstanding Shares into a smaller number of shares, or

(iv) Issues by reclassification of its Shares any shares of capital stock of the Company.

Then the conversion ratio in effect immediately prior to such action shall be adjusted so that the holders of any Warrants thereafter surrendered for conversion shall be entitled to receive the number of Shares of the Company which he would have owned immediately following such action had such Warrants been converted immediately prior thereto.

In case of any reclassification or change of the outstanding membership interests of the Company or any reorganization of the Company (or of any other corporation the stock or securities of which are at the time receivable upon the exercise of the Warrant), on or after the date thereof, or in case after such date, the Company (or any such other corporation) shall merge with or into another corporation or convey all or substantially all of its assets to another corporation, then and in each such case, the holder of the Warrants, upon the exercise thereof at any time after the consummation of such reclassification, change, reorganization, merger or conveyance, shall be entitled to receive, in lieu of the Shares and other securities and property receivable upon the exercise thereof prior to such consummation, the stock or other securities of such party to which such holder would have been entitled upon such consummation if such holder had exercised the Warrant immediately prior thereto, all subject to further adjustments as provided in the subsections of this section.

2.12 Intercreditor Agreement. Each Lender shall execute the Intercreditor Agreement. The Intercreditor Agreement sets forth the priority and terms of payment, repayment, and security interest that each Lender retains.

ARTICLE 3

Company’s Representations and Warranties

3.1 For purposes of this Article 3, references to the Company include the Company and each of its Subsidiaries and Affiliates separately and together. Acknowledging the prior sentence, the Company hereby represents and warrants to Lender that:

(a) Financial Information; Condition. The Company (after giving effect to the transactions contemplated by this Agreement) has and expects to continue to have, access to adequate capital for the conduct of its business and the ability to pay its debts from time to time incurred in connection with the operation of its business as such debts mature for at least six (6) months from the date of this Agreement.

(b) Limited Liability Company Existence; Compliance with Law. The Company (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has the limited liability company power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (iii) is duly qualified as a foreign limited liability company and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except to the extent that the failure to be so qualified would not have a Material Adverse Effect and (iv) is in compliance with all applicable laws except to the extent that the failure to comply therewith would not have a Material Adverse Effect.

(c) Limited Liability Company Power and Authority; Enforceable Obligations. The Company (i) has the limited liability company or other power and authority, and the legal right, to make, deliver and perform this Agreement and the Note; (ii) has taken all necessary limited liability company action to authorize the borrowings on the terms and conditions of this Agreement and the Note; and (iii) has taken all necessary limited liability company or other action to authorize the execution, delivery and performance of this Agreement and the Note. Except as the Company has already obtained or will obtain prior to the closing of the Loan, no consent or authorization of, filing with, notice to or other act by or in respect of, any governmental authority or any other Person is required in connection with the borrowings contemplated under this Agreement or with the execution, delivery, performance, validity or enforceability of the Note. This Agreement and the Note have been duly executed and delivered on behalf of the Company. This Agreement and the Note constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(d) No Legal Bar. The execution, delivery and performance of this Agreement, the borrowings contemplated hereunder and the Company’s use of the proceeds thereof will not violate any requirement of law or contractual obligation of the Company and will not result in, or require, the creation or imposition of any Lien on any of its respective properties or revenues.

(e) Title to Assets. The Company has good title to all of its assets other than those sold or otherwise disposed of in the ordinary course of its business.

(f) No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or governmental authority is pending or, to the knowledge of the Company, threatened by or against the Company or against any of its respective properties or revenues (i) with respect to this Agreement or any of the transactions contemplated hereby, or (ii) which could reasonably be expected to have a Material Adverse Effect.

(g) No Regulation. The Company is not subject to regulation under any federal or state statute or regulation which limits its ability to incur indebtedness.

(h) Compliance with other Instruments, Laws. The Company is not in violation of any provision of its organizational documents, operating agreement, or any contractual obligation or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could result in the imposition of substantial penalties or a Material Adverse Effect.

(i) Securities Laws. The Company has not done or caused to be done or will do or cause to be done or omit to do or cause to be done anything that would result in bringing the issuance or sale of the Note within the provisions of Section 5 of the Securities Act.

(j) Employee Benefit Plans. To the extent applicable to the Company, each employee benefit plan of the Company has been maintained and operated in compliance in all material respects with the provisions of ERISA and, to the extent applicable, the Code, including, but not limited to, the provisions thereunder respecting prohibited transactions. Neither the purchase of the Note by Lender nor the consummation of any of the other transactions contemplated by this Agreement is or will constitute a “prohibited transaction” within the meaning of Section 4975 of the Code or Section 406 of ERISA. The Company does not maintain, and is not obligated to contribute to any multi-employer plan or single employer plan, as defined in Section 4001 of ERISA, that is subject to Title IV of ERISA, for the benefit of employees or former employees of the Company or any Subsidiary.

(k) Environmental Issues. Neither the Company, nor to the Company’s knowledge, any operator of the Company’s business, is in violation, or alleged violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including, without limitation, those arising under the Environmental Legal Requirements, which violation would have a Material Adverse Effect on the environment or the business, assets or financial condition of the Company.

(l) Subsidiaries, Joint Ventures. The Company is not engaged in any joint venture or partnership with any Person.

(m) Disclosure. This Agreement does not contain any untrue statement of a material fact, and does not omit to state a material fact, necessary to make the statements herein not misleading. There is no fact known to the Company which materially adversely affects, or which is reasonably likely in the future to materially adversely affect, exclusive of effects resulting from changes in general economic conditions, the business, assets, or financial condition of the Company.

ARTICLE 4

Affirmative Covenants

4.1 For purposes of this Article 4, references to the Company include the Company and each of its Subsidiaries and Affiliates, separately and together. Acknowledging the prior sentence, the Company hereby agrees that, for so long as any amounts are outstanding or obligations are due hereunder or under the Note, it shall comply and shall cause each of its Subsidiaries and Affiliates to comply, as follows:

(a) Use of Proceeds. The Company shall solely use the proceeds of this Loan for working capital, research and development, and hiring of new employees.

(b) Punctual Payment. The Company duly and punctually will pay or cause to be paid the principal and interest on the obligations provided for in this Agreement, all in accordance with the terms of this Agreement and the Note.

(c) Maintenance of Office. The Company will maintain its chief executive office at those locations listed in this Agreement or at such other place in the United States of America as the Company shall designate upon written notice to Lender, where notices, presentations and demands to or upon the Company may be given or made.

(d) Financial Statements. The Company shall furnish to Lender:

(1) As soon as available, but in any event not later than thirty (30) days after the end of each calendar month, (i) the unaudited monthly consolidated and consolidating financial statements of the Company (including balance sheets as at the end of such month and the related statements of income and retained earnings and cash flows of the Company for such month and the portion of the fiscal year through the end of such month, setting forth in each case in comparative form the figures for the previous year, certified by an officer of the Company as being fairly stated and accurate and complete in all material respects (subject to normal year-end audit adjustments), and (ii) a most recent accounts receivable aging report;

(2) The annual tax return and complete annual income statements within ten (10) days of preparation thereof; and

(3) All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

(e) Insurance. The Company shall furnish to Lender a certificate of insurance that evidences the existence of each policy of insurance required to be maintained by the Company under this Agreement and the payment of all premiums therefor.

(f) Other Information. The Company shall furnish to Lender promptly, and in any event, within ten (10) days after any request by Lender therefor, such additional financial and other information regarding the Company as Lender may from time to time reasonably request.

(g) [intentionally omitted].

(h) Maintenance of Business. The Company shall continue to engage in business of the same general type as now conducted by it and preserve, renew and keep in full force and effect its limited liability company existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, and shall comply with all of its contractual obligations and requirements of law except to the extent that failure to comply therewith could not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

(i) Inspection of Property, Books and Records; Discussions. The Company shall keep proper books and records of account in conformity with GAAP and comply with all requirements of law in respect of all dealings and transactions in relation to its business and activities, the non-compliance with which could have a Material Adverse Effect, and permit representatives of Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other conditions of the Company with officers and employees of the Company, respectively, and with their independent certified public accountants.

(j) Notices. Promptly, and in any event within forty-eight (48) hours of the Company obtaining knowledge of the occurrence of any event described in Subsections (1) through (7) below, give notice to Lender in writing of:

(1) the occurrence of any default or Event of Default;

(2) any default or event of default under any contractual obligation of the Company, or any litigation, investigation or proceeding which may exist at any time between the Company and any governmental authority, which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

(3) any violation of any Environmental Legal Requirement that the Company reports in writing or is reportable by in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency and, upon becoming aware thereof, of any inquiry, proceeding, investigation or other action, including a notice from any agency of potential environmental liability, or any federal, state or local environmental agency or board, that has the potential to materially affect the assets, liabilities, financial conditions or operations of the Company;

(4) any written or other notice received by the Company from any laborer, subcontractor or materialman to the effect that such laborer, subcontractor or materialman has not been paid an amount in excess of $25,000.00 when due for labor or materials furnished in connection with the construction of or improvements to the Company’s facilities;

(5) any litigation or proceeding affecting the Company in which the amount claimed from the Company is $25,000.00 or more, which is not covered by insurance or in which injunctive or similar relief is sought, or in which injunctive or similar relief is sought which, if granted, would have a Material Adverse Effect;

(6) the following events, as soon as possible and in any event within ten (10) days after the Company knows or has reason to know thereof:

(a) the occurrence or expected occurrence of any Reportable Event (as defined under Title IV of ERISA) with respect to any employee benefit plan, a failure to make any required contribution to an employee benefit plan, the creation of any Lien in favor of the Pension Benefit Guaranty Corporation (“PBGC”) or an employee benefit plan or any withdrawal from, or the termination, reorganization or insolvency of, any employee benefit plan; or

(b) the institution of proceedings or the taking of any other action by the PBGC or the Company or any commonly Controlled Entity (as defined under ERISA) of either one or any employee benefit plan with respect to the withdrawal from, or the terminating, reorganization or insolvency of, any employee benefit plan; and

(7) any other development or event that could be expected to have a Material Adverse Effect.

Each notice required in the subsections above shall be accompanied by a statement of an officer of the Company setting forth details of the occurrence referred to therein and stating what action the Company proposes to take with respect thereto.

(k) Environmental Legal Requirements. The Company shall comply with, and ensure compliance by all operators, tenants and subtenants, if any, all applicable Environmental Legal Requirements and obtain, comply with and maintain, and ensure that all operators, tenants and subtenants obtain, comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Legal Requirements.

(l) Maintenance of Property. The Company shall keep all property useful and necessary in its business in good working order and condition, and procure and maintain fire and other risk insurance, public liability insurance, and such other insurance with financially sound and reputable insurers with respect to its properties and business against such casualties and contingencies as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas, in such amounts (including limits on the amount of any deductibles), and containing such terms, coverages, and in such forms and for such periods as may be reasonable and prudent. The Company, upon request of Lender, will deliver to Lender from time to time copies of the policies or certificates of insurance in form satisfactory to Lender, including stipulations that coverages will not be canceled or diminished (i) without at least thirty (30) days’ prior written notice to Lender or, in the case of flood insurance, without at least ten (10) days’ prior written notice to Lender, and (ii) due to any act, omission, or breach of warranty by the Company.

(m) Operations. The Company shall substantially maintain its present executive and management personnel, and shall conduct its business affairs in a reasonable and prudent manner and in compliance with all applicable federal, state and municipal laws, ordinances, rules and regulations respecting its properties, charters, businesses and operations, including compliance with all minimum funding standards and other requirements of ERISA and other laws applicable to the Company’s employee benefit plans.

(n) Taxes. The Company will duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges (other than taxes, assessments and other governmental charges imposed by foreign jurisdictions that, in the aggregate, are not material to the business or assets of the Company on an individual basis) imposed upon it and its properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a lien or charge upon any of its property; provided that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books adequate reserves with respect thereto; and provided further that the Company will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor.

(o) Deliveries; Further Assurances. The Company shall, at its expense, execute and deliver any and all instruments necessary or as Lender may reasonably request to effectuate the purposes of this Agreement.

(p) Sale of Debentures. The Company shall proceed in a judicious fashion to sell either privately or publicly at least $3 million in debentures, the proceeds of which are to be used to satisfy the Note. The Company shall apply the first proceeds received from the sale of the debentures to satisfy the Note.

4.2 Certified Public Accountant. The Company shall retain the services of a qualified CPA to maintain proper accounting and business systems for the Company.

4.3 Reservation of Shares. The Company shall reserve 128 Shares of the authorized but unissued membership interests of FRS to provide the Shares necessary for the exercise of Lender’s Conversion of Note to Shares and the Warrants.

ARTICLE 5

Covenants of Lenders

Each Lender represents and warrants to the Company as follows:

5.1 Authorization. This Agreement, when executed and delivered by it, will constitute a valid and legally binding obligation of it, enforceable in accordance with its terms.

5.2 Investment Purpose. It is acquiring the Warrants and any equity in the Company which it may receive therefrom for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof in violation of the Securities Act of 1933, as amended (the “Securities Act”). It understands that the Warrants to be issued by the Company to it, and equity of the Company to be purchased or received have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act, which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Lender’s representations as expressed herein. It has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. It must bear the economic risk of this investment indefinitely unless the shares to be issued to it pursuant to the Warrants to be issued by the Company to it are registered pursuant to the Securities Act, or an exemption from registration is available.

ARTICLE 6

Negative Covenants

The Company hereby agrees that, for so long as any amounts are outstanding or obligations are due hereunder or under the Note, it shall comply, and shall cause each of its Subsidiaries and Affiliates to comply, as follows:

6.1 Limitation on Liens. The Company shall not create, incur, assume or suffer to exist any Lien upon any of its assets or properties without the written consent of Lender, except for:

(1) liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Company, in conformity with GAAP;

(2) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, lessors’, vendors’ or other like Liens arising in the ordinary course of business for indebtedness which is not overdue for a period of more than thirty (30) days or which is being contested in good faith by appropriate proceedings;

(3) pledges or deposits in connection with worker’s compensation, unemployment insurance and other social security legislation;

(4) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; or

(5) liens securing the existing indebtedness to Lender. The foregoing clauses of this subsection are referred to as the “Permitted Liens.”

6.2 No Fundamental Changes. The Company shall not, after the date hereof, (1) engage in any business activities substantially different than those in which the Company is presently engaged, or (2) cease operations, liquidate, merge, transfer, acquire or consolidate with any other entity, change ownership, dissolve or transfer or sell assets out of the ordinary course of business.

6.3 Limitation on Sales of Assets. Other than in the ordinary course of business, the Company shall not sell, lease, assign, transfer or otherwise dispose of, or give options to purchase any of its assets (including, without limitation, receivables and leasehold interests but excluding obsolete or worn out property) whether now owned or hereafter acquired, and whether or not leased back, except for assets sold or scrapped by the Company with an aggregate value not to exceed $20,000 on an annual basis.

6.4 Limitation on Mergers, Consolidations, Acquisitions, Investments. Notwithstanding the Company’s ability to make capital expenditures under Section 6.6 below, the Company shall not merge with or consolidate into any other entity, acquire any interest in any entity, business or combination of businesses, or invest or obligate itself to invest in any new subsidiary, partnership, joint venture or other entity, or acquire all or substantially all of the assets of any of the foregoing without the written consent of Lender.

6.5 Limitation on Compromising Accounts and Claims. The Company shall not assign, transfer, pledge, compromise or release any of the claims of or debts due to the Company except upon payment in full, or arbitrate or consent to the arbitration of any of the disputes or controversies of the Company.

6.6 Limitation on Indebtedness. The Company shall not create, incur, assume, guarantee, endorse, become or be liable in any manner with respect to any indebtedness without the written consent of Lender, except for:

(a) taxes, assessments and governmental charges or levies which are not delinquent or which are being contested in good faith by appropriate proceedings and for which the Company has set aside on its books adequate reserves;

(b) trade payables and other obligations incurred in the ordinary course of business;

(c) any indebtedness to Lender or a successor senior lender;

(d) other than loans from management of Company in the maximum amount of $100,000; and

(e) the indebtedness evidenced by the Note.

6.7 Limitation on Transactions with and Loans to Members and Affiliates. Exclusive of intercompany balances between the Company and any Subsidiary, the Company shall not have loans or advances outstanding at any time to a member or any Affiliate of a member, or make loans to or guarantee, directly or indirectly, any undertaking of any Person other than a Subsidiary without the prior approval of Lender.

6.8 Limitation on Employment Agreements and on Modifications to Material Contracts. The Company shall not enter into any material employment agreement or amend, modify or terminate the terms of any material agreement of the Company, other than employment agreements with Thomas Anderson, a CEO and a CTO.

ARTICLE 7

Defaults

7.1 Events of Default. The following actions and/or inactions, or the occurrence of any of the following events or circumstances, shall constitute Events of Default hereunder and under the Note:

(a) Failure to Pay Amounts When Due. Should the Company fail to make any interest payment within ten (10) days of the day that it is due, or fail to repay any portion of the principal amount of the Note upon its maturity;

(b) Breach of Covenants. Should the Company fail to perform any of its covenants under this Agreement and such failure shall continue unremedied for a period of thirty (30) days after notice of such failure from Lender to the Company;

(c) Default in Favor of Third Parties. Should the Company default under any loan, extension of credit, security agreement or any other agreement in favor of any other creditor or person that might affect the Company’s ability to satisfy its obligations under the Note, and such default shall not have been remedied within forty-eight (48) hours of default;

(d) Insolvency. The suspension, insolvency or failure, however evidenced, of the Company;

(e) Voluntary Readjustment of Indebtedness. Should the Company commence any case or proceeding for readjustment of indebtedness, reorganization, liquidation, composition or extension under any federal or state bankruptcy or insolvency law;

(f) Involuntary Readjustment of Indebtedness. Should any involuntary case or proceeding for readjustment of indebtedness, reorganization, liquidation, composition or extension under any federal or state bankruptcy or insolvency law be brought against the Company and not be dismissed within sixty (60) days thereafter;

(g) Receivership. Should proceedings for the appointment of a receiver of all or any part of the Company’s property be commenced and not dismissed within sixty (60) days thereafter, or should a receiver be appointed for all or any part of the Company’s property;

(h) Dissolution Proceedings. Should proceedings for the dissolution of or appointment of a liquidator for the Company be commenced and not dismissed within sixty (60) days thereafter;

(i) False Statements. Should any representation, warranty or material statement of the Company in this Agreement prove to be incorrect or misleading in any material respect. It is expressly understood that no Event of Default shall occur with respect to any such representation, warranty or statement, the subject matter of which Lender has actual knowledge of as a result of its existing relationship with the Company;

(j) Material Adverse Change. Should any material adverse change occur in the Company’s financial condition;

(k) Adverse Judgments. Should one or more judgments be entered against Company involving in the aggregate a liability (not paid or fully covered by insurance) of

$30,000.00 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within sixty (60) days from the entry thereof;

(l) Injunctions. Should the Company be enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting any material part of its business and such order shall continue in effect for more than thirty (30) days;

(m) Bad Acts. Should the Company be indicted for a state or federal crime, or any civil or criminal action otherwise be brought or threatened against the Company, a punishment for which, in any such case, could include the forfeiture of any assets of the Company having a fair market value in excess of $10,000.00;

(n) Change in Control. Should a Change in Control occur;

(o) Cash Position. The value of the Company’s cash and short-term money market accounts falls below $10,000; or

(p) Capital Injection. The Company does not receive a capital injection of debt or equity in a minimum amount of $3,000,000.00 within 150 days of the closing of this loan.

ARTICLE 8

Remedies Upon Default

8.1 Lender’s Rights Upon Default. Should any one or more Events of Default occur or exist, then, upon written notice to Company and a sixty (60) day cure period, then Lender shall have the following rights, with the exception of Events of Default pursuant to Section 7.1(e)-(h) for which the following remedies shall be immediately available:

(a) Acceleration. Lender shall have the right, at its sole option, by written notice to the Company, to declare formally all indebtedness under the Note to be in default and to accelerate the maturity of all amounts under the Note and insist upon immediate payment in full of the principal balance then outstanding thereunder, plus accrued interest, together with reasonable attorney’s fees, costs, expenses and other fees and charges as provided therein;

(b) Default Interest Rate. The interest rate on the Note shall automatically and immediately be adjusted to equal the interest rate as stated above plus six (6%) percent (the “Default Interest Rate”); and

(c) Other Remedies. Lender may take any and all action available to it at law or in equity to enforce its rights to collect the amounts due hereunder or to exercise any other power granted to it under this Agreement.

ARTICLE 9

Indemnities

9.1 The Company hereby agrees to indemnify and hold harmless Lender from any and all claims, suits, obligations, damages, losses, costs, expenses (including, without limitation, its reasonable attorneys, fees and costs), demands, liabilities, penalties, fines and forfeitures of any nature whatsoever that may be asserted against or incurred by Lender or arising out of or in any way relating to or occasioned by this Agreement or the exercise of any of the rights or remedies granted to Lender or hereunder. This indemnity provision shall survive the termination of this Agreement as to all matters arising or accruing prior to such termination, notwithstanding any exercise by Lender of any of the remedies provided under this Agreement following any Event of Default.

ARTICLE 10

Registration Under the Securities Act

10.1 Incidental Registration. If at any time the Company proposes to register any of its securities under the Securities Act (other than on Form S-8 or S-14 or other form related to an offering of the type to which such forms relate), the Company will at such time give written notice to Lender of its intention so to do and, upon the written request of Lender made within twenty (20) days after such notice is given by the Company (which request shall state the intended method of disposition of such Restricted Securities by the prospective seller), the Company will use its best efforts to cause all Shares, the holders of which shall have so requested registration thereof, to be registered under the Securities Act, all to the extent requisite to permit the sale or other disposition (in accordance with the intended methods thereof, as aforesaid) by the prospective seller or sellers of the Shares so registered.

10.2 Registration Procedures and Expenses. If and whenever the Company effects the registration of any of the Shares under the Securities Act, the Company will as expeditiously as possible:

(a) prepare and file with the SEC a registration statement with respect to the offering of such securities. Such registration statement to become and remain effective for such period as may be required or permitted by law for the sale of all Shares proposed to be sold by the holders, not exceeding 180 days;

(b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective as may be required by the immediately preceding subdivision and to comply with the provisions of the Securities Act with respect to the transfer of all securities covered by such registration statement whenever, prior to the expiration of 180 days after the effective date thereof, a seller desires to transfer the same;

(c) furnish to each selling member such numbers of copies of a summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such seller may reasonably request in order to facilitate the transfer of the securities owned by such seller; and

(d) use its best efforts to register or qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as each such seller shall request and do any and all other acts and things which may be necessary or advisable to enable such seller to consummate the transfer in such jurisdictions of the securities owned by such seller.

All expenses incurred by the Company in complying with this Section 10.2, including without limitation all registration, qualification and filing fees, printing expenses, fees and disbursements to counsel of the Company and the expense of any special audits incident to or required by any such registration are herein called “Registration Expenses”; and all underwriting discounts applicable to the Restricted Securities and all fees and disbursements of counsel for any seller are herein called “Selling Expenses.”

10.3 Allocation of Expenses. The Company shall pay all Registration Expenses in connection with each registration statement pursuant to Section 10.2 hereof.

10.4 Indemnification. In the event of any registration of any of the Restricted Securities under the Securities Act pursuant to this Article 10, the Company shall indemnify and hold harmless each seller of such Restricted Securities, each underwriter of such Restricted Securities, and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities joint or several, to which such seller, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such Restricted Securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse such seller, underwriter and each such controlling person for any legal or other expenses reasonably incurred by such seller, underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, said preliminary prospectus or said prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such seller or underwriter specifically for use in the preparation thereof.

It shall be a condition precedent to the obligation of the Company to complete any action pursuant to Section 10.1 hereof that the Company shall have received an undertaking satisfactory to it from each prospective seller of Restricted Securities to be registered under each registration pursuant to Sections 10.1 and 10.2 hereof, and from each underwriter of such Restricted

Securities, to indemnify and hold harmless (in the same manner and to the same extent as set forth above in this Section with respect to the Company) the Company, each director or manager of the Company, each officer of the Company who shall sign such registration statement and each person who controls the Company within the meaning of the Securities Act, with respect to any statement in or omission from any such registration statement or preliminary or final prospectus, if such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such seller specifically for use in connection with the preparation of such registration statement or prospectus.

The foregoing notwithstanding, in the event a claim for reimbursement of liabilities under the Securities Act by reason of the foregoing indemnity provisions of this Agreement is asserted by any director or manager of the Company or by any person in control of the Company within the meaning of the Securities Act, in the absence of controlling precedent, the Company shall have the right to submit to a court of appropriate jurisdiction the question of whether such reimbursement by it is against public policy as expressed in the Securities Act, and the Company and each such director, manager, and controlling person will be governed by the final adjudication of such issue.

ARTICLE 11

Miscellaneous

11.1 Complete Agreement. This Agreement constitutes the complete and exclusive statement of agreement between the Company and Lender with respect to the subject matter hereof.

11.2 Governing Law. This Agreement and the rights of the parties hereunder will be governed by, interpreted, and enforced in accordance with the laws of the State of Louisiana applicable to contracts executed and to be performed entirely in Louisiana and by applicable federal law.

11.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of Lender, of any right, remedy, power or privilege hereunder or under the Note, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

11.4 Binding Effect. This Agreement will be binding upon and inure to the benefit of the Company and Lender, and their respective successors and assigns.

11.5 Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under the present or future laws effective during the term of this Agreement, such provision will be fully severable; this Agreement will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid, or unenforceable provision, there will be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

11.6 Method of Execution. It is contemplated that this Agreement will be executed in numerous places and on different dates by the parties. Each party may execute a signature page on which its signature appears separately from the signatures of the other, and the signature pages of all parties will be gathered and attached to one copy of this Agreement. This method of execution, once accomplished, shall result in a binding contract.

11.7 Additional Documents and Acts. Each party agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions, and conditions of this Agreement and the transactions contemplated hereby.

11.8 Notices. Any notice to be given or to be served upon the Company or Lender in connection with this Agreement must be in writing and will be deemed to have been given and received when delivered to the address specified by the party to receive the notice. Such notices will be given to the Company at Louisiana Business & Technology Center, S. Stadium Drive, Building D, Suite 124, Baton Rouge, LA 70803, and to Lender at the addresses specified on Exhibit A hereto. Either party may at any time, by giving five (5) days’ prior written notice to the other party, designate any other address in substitution of the foregoing address to which such notice will be given.

11.9 Amendments. All amendments to this Agreement must be in writing and signed by all parties.

11.10 Expenses. The Company will be responsible for the payment of its fees, expenses and other costs, incurred in connection with Company’s issuance and Lender’s purchase of the Note, and all related transactions. The Company shall reimburse Lender at the closing of the Loan for its payment of attorney’s fees and expenses incurred in connection with the negotiation, preparation, review and closing of the Agreement, the Note and all agreements and other documents related thereto. The expenses to be reimbursed shall be accompanied by reasonable back up and shall not exceed $3,000.

11.11 Tombstones. The Company hereby consents to Lender’s including in informational advertisements (e.g., so-called “tombstone” advertisements), a summary of this transaction and any related or future transactions between the Company and Lender. The Company shall have the right to approve the timing of the publication of the tombstone.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

COMPANY:

First Responder Systems and Technology, LLC

	By:	/s/ Jos. A. Roccaforte, Jr.
	Name:	Joseph A. Roccaforte, Jr.
	Title:	Chairman and CEO

LENDERS:

Business Resource Capital Specialty BIDCO, Inc.

	By:	/s/ Ted J. Ledet
	Name:	Ted J. Ledet
	Title:	Program Manager

Source Business and Industrial Development Company, L.L.C.

	By:	/s/ Louis K. Greenblatt
	Name:	Louis K. Greenblatt
	Title:	President

Gulf Coast Business and Industrial Development Corporation

	By:	/s/ Cornelius A. Lewis
	Name:	Cornelius A. Lewis
	Title:	President

EXHIBIT A LENDERS

NAME	CONTACT	ADDRESS	AMOUNT	PERCENTAGE
Business Resource Capital Specialty BIDCO, Inc.	Ted Ledet	330 Camp St. New Orleans, LA 70130 Telephone: (504) 524-6172	$250,000	50%

Source Business and Industrial Development Company, L.L.C.	Louis K. Greenblatt	455 East Airport Avenue Baton Rouge, LA 70806 Telephone: (225) 922-7411	$100,000	20%

Gulf Coast Business and Industrial Development Corporation	Cornelius Lewis	8752 Quarters Lake Road Baton Rouge, LA 70809 Telephone: (225) 922-7717	$150,000	30%

EXHIBIT B FORM OF PROMISSORY NOTE

PROMISSORY NOTE

Borrower:	First Responder Systems and Technology, LLC	Lender:	Business Resource Capital Specialty BIDCO, Inc.

Source Business and Industrial Development Company, L.L.C.

Gulf Coast Business and Industrial Development Corporation

$500,000.00	Date of Note: May , 2005

Promise to Pay. First Responder Systems and Technology, L.L.C., a Louisiana limited liability company (“Borrower”), promises to pay to the order of the lenders set forth above and as further identified in attached Exhibit A (collectively, “Lender”), in lawful money of the United States of America, the sum of five hundred thousand and 00/100 Dollars (U.S. $500,000.00), together with simple interest on the unpaid principal amount of this Note from time to time drawn and outstanding at the interest rate(s) stipulated in the Bridge Loan Agreement, as defined below, and in the respective amounts as shown in Exhibit A commencing on the date hereof, and continuing until this Note is paid in full.

Bridge Loan. This Note is the Note as defined in the Bridge Loan Agreement dated as of May 20, 2005, by and among the Borrower and the Lenders set forth in Exhibit A (the “Bridge Loan Agreement”) in the amounts set forth therein. Unless otherwise defined herein, each capitalized term used herein shall have the same meaning set forth in the Bridge Loan Agreement, the Security Agreement and the Intercreditor Agreement.

Payment. Interest on the unpaid principal balance of this Note shall be due and payable on the Payment Date or as otherwise described in the Bridge Loan Agreement. All outstanding principal and accrued interest under this Note shall be due and payable in full on the Payment Date. Borrower will make payments under this Note to Administrative Agent, in its capacity as agent for the Lenders under the Intercreditor Agreement, or at such other place as Administrative Agent may designate in writing.

Prepayment. Borrower may prepay this Note in whole or in part at any time, without penalty or premium, except as may be provided in the Bridge Loan Agreement. Borrower shall prepay this Note from time to time to the extent required by the Bridge Loan Agreement. If Borrower prepays this Note in full, or if Lender accelerates payment, Borrower understands that, unless otherwise required by law, any prepaid fees or charges will not be subject to rebate and will be earned by Lender at the time this Note is signed. Amounts paid or prepaid hereunder may not be reborrowed.

Late Payment Provision. The terms for late payment are set forth in the Bridge Loan Agreement.

Application of Payments. Unless otherwise agreed to in writing, or unless otherwise required by applicable law, payments will be applied as set forth in the Intercreditor Agreement.

Default. The occurrence of any Event of Default, as defined in the Bridge Loan Agreement, shall constitute an event of default under this Note.

Lender’s Rights Upon an Event of Default. Lender’s rights upon an Event of Default are set forth in the Bridge Loan Agreement.

Interest After Default. In the event the Company fails to make payment in full within ten (10) days of the due date, the Company shall pay to Lender a late payment amount of two (2%) percent of payment then due and owing. In the event any monthly payment is past due for more than ten (10) days, such payment shall bear interest at the annual interest rate of twenty-four (24%) percent from the date due until paid.

Attorney’s Fees. If Lender refers this Note to an attorney for collection, or files suit against Borrower to collect this Note, or if Borrower files for bankruptcy or other relief from creditors, Borrower agrees to pay Lender’s reasonable attorney’s fees.

Collateral. This Note is secured by the Collateral as set forth in the Security Agreement.

Governing Law. Borrower agrees that this Note and the loan evidenced hereby shall be governed under the laws of the State of Louisiana. Specifically, this business or commercial Note is subject to La. R.S. 9:3509 et seq.

Waivers. Borrower hereby waives demand, presentment for payment, protest, notice of protest and notice of nonpayment, and all pleas of division and discussion. Borrower agrees that the release of any collateral directly or indirectly securing repayment hereof, shall not have the effect of releasing any other collateral that is not expressly released by Lender. Borrower agrees that Lender’s acceptance of payment other than in accordance with the terms of this Note, or Lender’s subsequent agreement to extend or modify such repayment terms, or Lender’s failure or delay in exercising any rights or remedies granted to Lender, shall likewise not have the effect of releasing Borrower or any other party or parties from their respective obligations to Lender, or of releasing any collateral that directly or indirectly secures repayment hereof. In addition, any failure or delay on the part of Lender to exercise any of the rights and remedies granted to Lender shall not have the effect of waiving any of Lender’s rights and remedies. Borrower further agrees that, should any default event occur or exist under this Note, any waiver or forbearance on the part of Lender to pursue the rights and remedies available to Lender, shall be binding upon Lender only to the extent that Lender specifically agrees to any such waiver or forbearance in writing. A waiver or forbearance on the part of Lender as to one default event shall not be construed as a waiver or forbearance as to any other default.

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Successors and Assigns Liable. The rights and remedies granted to Lender under this Note shall inure to the benefit of Lender’s successors and assigns, as well as to any subsequent holder or holders of this Note.

Caption Headings. Caption headings of the sections of this Note are for convenience purposes only and are not to be used to interpret or to define their provisions. In this Note, whenever the context so requires, the singular includes the plural and the plural also includes the singular.

Severability. If any provision of this Note is held to be invalid, illegal or unenforceable by any court, that provision shall be deleted from this Note and the balance of this Note shall be interpreted as if the deleted provision never existed.

THE UNDERSIGNED AND LENDER (BY ITS ACCEPTANCE HEREOF) HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN OR AMONG THE UNDERSIGNED AND LENDER ARISING OUT OF OR IN ANY WAY RELATED TO THIS DOCUMENT, ANY OTHER RELATED DOCUMENT, OR ANY RELATIONSHIP BETWEEN LENDER AND THE UNDERSIGNED. THIS PROVISION IS A MATERIAL INDUCEMENT TO LENDER TO PROVIDE THE FINANCING DESCRIBED HEREIN OR IN THE OTHER RELATED DOCUMENTS.

First Responder Systems and Technology, LLC

By:
Name:	Joseph A. Roccaforte, Jr.
Title:	Chairman and CEO

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EXHIBIT A TO PROMISSORY NOTE

SCHEDULE OF BRIDGE LOAN LENDERS

NAME	CONTACT	ADDRESS	AMOUNT	PERCENTAGE
Business Resource Capital Specialty BIDCO, Inc.	Ted Ledet	330 Camp St. New Orleans, LA 70130 Telephone: (504) 524-6172	$250,000	50%

Source Business and Industrial Development Company, L.L.C.	Louis K. Greenblatt	455 East Airport Avenue Baton Rouge, LA 70806 Telephone: (225) 922-7411	$100,000	20%

Gulf Coast Business and Industrial Development Corporation	Cornelius Lewis	8752 Quarters Lake Road Baton Rouge, LA 70809 Telephone: (225) 922-7717	$150,000	30%

TOTAL			$500,000.00	100.00%

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EXHIBIT C FORM OF WARRANT

THIS WARRANT IS SUBJECT TO A BRIDGE LOAN AGREEMENT DATED MAY     , 2005.

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS (“BLUE SKY LAWS”). ANY TRANSFER OF SUCH SECURITIES WILL BE INVALID UNLESS A REGISTRATION STATEMENT UNDER THE ACT AND AS REQUIRED BY BLUE SKY LAWS IS IN EFFECT AS TO SUCH TRANSFER OR IN THE OPINION OF COUNSEL SATISFACTORY TO THE BORROWER SUCH REGISTRATION IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT AND BLUE SKY LAWS.

WARRANT TO PURCHASE

SHARES OF MEMBERSHIP INTEREST OF

FIRST RESPONDER SYSTEMS AND TECHNOLOGY, LLC

Warrant No. CW—                                               SHARES @ PRICE OF $3,000/5,000.

FIRST RESPONDER SYSTEMS AND TECHNOLOGY, LLC

1. Issuance. This Warrant is issued to                     , by First Responder Systems and Technology, LLC (hereinafter with its successors called the “Company”).

2. Purchase Price; Number of Shares. The registered holder of this Warrant (the “Holder”), commencing on the date hereof, is entitled upon surrender of this Warrant with the subscription form annexed hereto as Exhibit A duly executed, at the principal office of the Company, to purchase from the Company              fully paid and nonassessable units of Membership Interest of the Company (the “Shares”) at a price per share (the “Purchase Price”) of $3,000/5,000 per share. The person or persons in whose name or names any certificate representing Shares of Membership Interest is issued hereunder shall be deemed to have become the holder of record of the Shares represented thereby as at the close of business on the date this Warrant is exercised, whether or not the transfer books of the Company shall be closed.

3. Payment of Purchase Price. The Purchase Price may be paid (i) in cash or by certified check or wire transfer, (ii) by the surrender or forgiveness by the Holder to the Company of any promissory notes or other obligations issued by the Company, with all such notes and obligations so surrendered being credited against the Purchase Price in an amount equal to the principal amount thereof plus accrued interest to the date of surrender, or (iii) by any combination of the foregoing.

4. Fractional Shares. Holders may purchase fractional shares of membership interest upon exercise of a fractional warrant.

5. Exercise; Expiration Date; Automatic Exercise. This Warrant may be exercised in whole or in part at any time commencing on the date hereof and ending at 5:00 p.m. Central Time on the fifth anniversary of the date of this warrant (the “Expiration Date”) and shall be void thereafter.

6. Reserved Shares; Valid Issuance. The Company covenants that it will at all times from and after the date hereof reserve and keep available such number of its authorized shares of Membership Interest of the Company, free from all preemptive or similar rights therein, as will be sufficient to permit the exercise of this Warrant in full. The Company further covenants that such Shares as may be issued pursuant to such exercise will, upon issuance, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

7. Share Splits and Dividends. If after the date hereof the Company shall subdivide the Membership Interest, by share split or otherwise, or combine the Membership Interest, or issue additional shares of Membership Interest in payment of a share dividend on the Membership Interest, the number of Shares of Membership Interest issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or share dividend, or proportionately decreased in the case of a combination, and the Purchase Price shall forthwith be proportionately decreased in the case of a subdivision or share dividend, or proportionately increased in the case of a combination.

8. Mergers and Reclassifications. If after the date hereof the Company shall enter into any Reorganization (as hereinafter defined), then, as a condition of such Reorganization, lawful provisions shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall thereafter have the right to purchase, at a total price not to exceed that payable upon the exercise of this Warrant in full, the kind and amount of shares of stock and other securities and property receivable upon such Reorganization by a holder of the number of shares of Membership Interest which might have been purchased by the Holder immediately prior to such Reorganization, and in any such case appropriate provisions shall be made with respect to the rights and interest of the Holder to the end that the provisions hereof (including without limitation, provisions for the adjustment of the Purchase Price and the number of shares issuable hereunder) shall thereafter be applicable in relation to any shares of Membership Interest or other securities and property thereafter deliverable upon exercise hereof. For the purposes of this Section 8, the term “Reorganization” shall include without limitation any reclassification, capital reorganization or change of the Membership Interest (other than as a result of a subdivision, combination or share dividend provided for in Section 7 hereof), or any consolidation of the Company with, or merger of the Company into, another corporation or other business organization (other than a merger in which the Company is the surviving entity and which does not result in any reclassification or change of the outstanding Membership Interest), or any sale or conveyance to another corporation or other business organization of all or substantially all of the assets of the Company.

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9. Certain Events. If any change in the outstanding Membership Interest of the Company or any other event occurs as to which the provisions of Section 7 or Section 8 are not strictly applicable or if strictly applicable would not fairly protect the purchase rights of the Holder of the Warrant in accordance with such provisions, then the Board of Directors of the Company shall make an adjustment in the number and class of shares available under the Warrant, the Purchase Price or the application of such provisions, so as to protect such purchase rights as aforesaid. The adjustment shall be such as will give the Holder of the Warrant upon exercise for the same aggregate Purchase Price the total number, class and kind of shares as he would have owned had the Warrant been exercised prior to the event and had he continued to hold such shares until after the event requiring adjustment.

10. Certificate of Adjustment. Whenever the Purchase Price is adjusted, as herein provided, the Company shall promptly deliver to the Holder a certificate of the Company’s chief financial officer setting forth the Purchase Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

11. Issue Tax. The issuance of certificates for the Shares upon the exercise of the Warrant shall be made without charge to the Holder of the Warrant for any issue tax (other than any applicable income taxes) in respect thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then Holder of the Warrant being exercised.

12. Notices of Record Date, Etc. In the event of:

(a)	Any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase, sell or otherwise acquire or dispose of any shares of Membership Interest of any class or any other securities or property, or to receive any other right;

(b)	Any reclassification of the shares of Membership Interest of the Company, capital reorganization of the Company, consolidation or merger involving the Company, or sale or conveyance of all or substantially all of its assets;

(c)	Any voluntary or involuntary dissolution, liquidation or winding- up of the Company; or

(d)	The filing of a registration statement under the Securities Act of 1933, as amended, in connection with an Initial Public Offering;

then and in each such event the Company will provide or cause to be provided to the Holder a written notice thereof. Such notice shall be provided at least fifteen (15) business days prior to the date specified in such notice on which any such action is to be taken.

13. Representations, Warranties and Covenants. This Warrant is issued and delivered by the Company and accepted by each Holder on the basis of the following representations, warranties and covenants made by the Company:

(a) The Company has all necessary authority to issue, execute and deliver this Warrant and to perform its obligations hereunder. This Warrant has been duly authorized, issued, executed and delivered by the Company and is the valid and binding obligation of the Company, enforceable in accordance with its terms.

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(b) The Shares of Membership Interest issuable upon the exercise of this Warrant have been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable.

(c) The issuance, execution and delivery of this Warrant do not, and the issuance of the Shares of Membership Interest upon the exercise of this Warrant in accordance with the terms hereof will not, (i) violate or contravene the Company’s articles of organization, operating agreement, or any law, statute, regulation, rule, judgment or order applicable to the Company, (ii) violate, contravene or result in a breach or default under any contract, agreement or instrument to which the Company is a party or by which the Company or any of its assets are bound or (iii) require the consent or approval of or the filing of any notice (other than, if any, post-issuance state securities laws filings) or registration with any person or entity.

14. No Voting or Dividend Rights; Limitation of Liability. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof the right to vote or to consent or to receive notice as a member of the Company or any other matters or any rights whatsoever as a member of the Company. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the Shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised. No provisions hereof, in the absence of affirmative action by the Holder to purchase Shares, and no mere enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of such Holder for the Purchase Price or as a member of the Company, whether such liability is asserted by the Company or by its creditors.

15. Amendment. The terms of this Warrant may be amended, modified or waived only with the written consent of the Holder.

16. Notices, Etc.

(a) Any notice or written communication required or permitted to be given to the Holder may be given by United States mail, by overnight courier or by facsimile transmission at the address most recently provided by the Holder to the Company or by hand, and shall be deemed received upon the earlier to occur of (i) receipt, (ii) if sent by overnight courier, then on the day after which the same has been delivered to such courier for overnight delivery, or (iii) if sent by United States mail, seventy-two (72) hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail.

(b) In case this Warrant shall be mutilated, lost, stolen or destroyed, the Company shall issue a new warrant of like tenor and denomination and deliver the same (i) in exchange and substitution for and upon surrender and cancellation of any mutilated Warrant, or (ii) in lieu of any Warrant lost, stolen or destroyed, upon receipt of an affidavit of the Holder or other evidence reasonably satisfactory to the Company of the loss, theft or destruction of such Warrant.

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17. No Impairment. The Company will not, by amendment of its articles of organization or through any reclassification, capital reorganization, consolidation, merger, sale or conveyance of assets, dissolution, liquidation, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance of performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder.

18. Descriptive Headings and Governing Law. The descriptive headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The provisions and terms of this Warrant shall be governed by and construed in accordance with the internal laws of the State of Louisiana.

19. Successors and Assigns. This Warrant shall be binding upon the Company’s successors and assigns and shall inure to the benefit of the Holder’s successors and legal representatives.

Dated , 2005	First Responder Systems and Technology, LLC

By:
	Name:	Joseph A. Roccaforte, Jr.
	Title:	Chairman and CEO

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EXHIBIT A TO WARRANT CERTIFICATE

Date:                     ,

First Responder Systems and Technology, LLC

LBTC D - 124, S. Stadium Drive

Baton Rouge, LA 70803-6100

(225) 578-0333

Ladies and Gentlemen:

The undersigned hereby elects:

To exercise the warrant issued to it by First Responder Systems and Technology, LLC (the “Company”) and dated             , 2005 (the “Warrant”) in full and to purchase all of the                              shares of the Membership Interest of the Company (the “Shares”) purchasable thereunder at a purchase price of $3,000/5,000 per Share or an aggregate purchase price of                      Dollars ($            ) (the “Purchase Price”). Pursuant to the terms of the Warrant the undersigned has delivered the Purchase Price herewith in full in cash or by certified check or wire transfer or as otherwise permitted pursuant to Section 3 of the Warrant.

The undersigned also makes the representations set forth on Exhibit B attached to the Warrant.

The certificate(s) for such Shares shall be issued in the name of the undersigned or as otherwise indicated below:

Very truly yours,

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EXHIBIT B TO WARRANT CERTIFICATE

THIS AGREEMENT MUST BE COMPLETED, SIGNED AND RETURNED TO FIRST RESPONDER SYSTEMS AND TECHNOLOGY, LLC ALONG WITH THE SUBSCRIPTION FORM BEFORE THE SHARES ISSUABLE UPON EXERCISE OF THE WARRANT CERTIFICATE DATED             , 2005 WILL BE ISSUED.

                    ,

First Responder Systems and Technology, LLC

LBTC D - 124, S. Stadium Drive

Baton Rouge, LA 70803-6100

Attention: President

The undersigned,                      (“Purchaser”), intends to acquire up to                      shares of the Membership Interest (the “Shares”) of First Responder Systems and Technology, LLC (the “Company”) from the Company pursuant to the exercise of a certain Warrant to purchase Shares held by Purchaser. The Shares will be issued to Purchaser in a transaction not involving a public offering and pursuant to an exemption from registration under the Securities Act of 1933, as amended (the “1933 Act”) and applicable state securities laws. In connection with such purchase and in order to comply with the exemptions from registration relied upon by the Company, Purchaser represents, warrants and agrees as follows:

1. Purchaser is acquiring the Shares for its own account, to hold for investment, and Purchaser shall not make any sale, transfer or other disposition of the Shares in violation of the 1933 Act or the General Rules and Regulations promulgated thereunder by the Securities and Exchange Commission (the “SEC”) or in violation of any applicable state securities law;

2. Purchaser has been advised that the Shares have not been registered under the 1933 Act or state securities laws on the ground that this transaction is exempt from registration, and that reliance by the Company on such exemptions is predicated in part on Purchaser’s representations set forth in this letter;

3. Purchaser has been informed that under the 1933 Act, the Shares must be held indefinitely unless they are subsequently registered under the 1933 Act or unless an exemption from such registration (such as Rule 144) is available with respect to any proposed transfer or disposition by Purchaser of the Shares;

4. The Company may refuse to permit Purchaser to sell, transfer or dispose of the Shares (except as permitted under Rule 144) unless there is in effect a registration statement under the 1933 Act and any applicable state securities laws covering such transfer, or unless Purchaser furnishes an opinion of counsel reasonably satisfactory to counsel for the Company, to the effect that such registration is not required;

5. Purchaser has invested in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of

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evaluating the merits and risks of the investment in the Shares. Purchaser represents and warrants that it is an “accredited investor” within the meaning of Rule 501 of Regulation D of the 1933 Act.

Purchaser also understands and agrees that there will be placed on the certificate(s) for the Shares, or any substitutions therefor, legends stating in substance:

“These securities have not been registered under the Securities Act of 1933, as amended (the “Act”), or any applicable state securities laws, and may not be sold, offered for sale or transferred unless such sale or transfer is in accordance with the registration requirements of such Act and applicable laws or an exemption from the registration requirements of such Act and applicable laws is available with respect thereto.”

and any legend required pursuant to applicable state securities laws.

Purchaser has carefully read this letter and has discussed its requirements and other applicable limitations upon Purchaser’s resale of the Shares with Purchaser’s counsel.

Very truly yours,

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EXHIBIT D FORM OF DISBURSEMENT REQUEST

FORM OF DISBURSEMENT REQUEST

No.

[Date]

Reference is made to the Bridge Loan Agreement (the “Agreement”), dated May 20, 2005, among First Responder Systems and Technology, LLC (“Company”), and certain Lenders party thereto, and Business Resource Capital Specialty BIDCO, Inc. as Administrative Agent. Capitalized terms used in this Agreement without definition will have the meanings specified in the Agreement.

This disbursement request is delivered to you pursuant to Section 2.6 of the Agreement. The information relating to this disbursement request is as follows:

1. The aggregate amount of loan proceeds requested to be advanced in accordance with this disbursement request is $[            ].

2. The disbursement date on which the withdrawals and transfers pursuant to this disbursement request are to be made is [            ], [            ].

3. The undersigned certifies that the requested disbursement is in accordance with the Bridge Loan Agreement and the Intercreditor Agreement.

4. The undersigned certifies that the all milestones required to be achieved prior to the funding of the requested disbursement have been achieved.

3. Company certifies that a copy of this Disbursement Request has been delivered to the Lenders, not less than 5 business days prior to the proposed disbursement date hereunder.

Each of the undersigned hereby certifies that (s)he is a duly authorized officer of Company or Administrative Agent, as applicable, and that, as such, (s)he is authorized to execute this disbursement request on behalf of Company or Administrative Agent, as applicable.

FIRST RESPONDER SYSTEMS AND TECHNOLOGY, LLC	BUSINESS RESOURCE CAPITAL SPECIALTY BIDCO, INC. AS ADMINISTRATIVE AGENT

By:	By:
Name:	Name:
Title:	Title:

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